Exhibit (c)(3)

Presentation to the Special Committee of the Board of Directors Regarding the Proposed Transaction September 2010 / Confidential Jefferies & Company, Inc. Member SIPC

Disclaimer The following pages contain material provided to the Special Committee of the Board of Directors (the “Special Committee”) of Internet Brands (“Isis” or the “Company”) by Jefferies & Company, Inc. (“Jefferies”) in connection with a proposed transaction involving Hellman & Friedman (“Hellman”, “H&F” or “Hellman & Friedman”) . These materials were prepared on a confidential basis in connection with an oral presentation to the Special Committee and not with a view toward complying with the disclosure standards under state or federal securities laws. These materials are solely for use of the Special Committee and may not be used for any other purpose without Jefferies’ written consent. The information contained in this presentation was based solely on publicly available information or information furnished to Jefferies. Jefferies has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects, and Jefferies makes no representation or warranty in respect of the accuracy, completeness or fair presentation of such information. Jefferies does not provide accounting, tax, legal or regulatory advice. In addition, Jefferies and the Company mutually agree that, subject to applicable law, the Company (and its employees, representatives and other agents) may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, and all materials of any kind (including tax opinions an other tax analyses) related thereto, without Jefferies imposing any limitation of any kind. i Project ISIS / September 2010

Table of Contents Transaction Overview 1 Isis Recent Trading History 6 Valuation Analysis 12 Appendix Additional Valuation Materials 17 ii Project ISIS / September 2010

Project ISIS September 2010 / Transaction Overview 1

Transaction Summary Isis has received inbound acquisition interest from multiple parties  In response to the inbound approaches, Isis formed a Special Committee to review and evaluate potential interest; Jefferies was engaged to serve as financial advisor to the Special Committee  Two potential acquirers were provided access to detailed diligence materials including information held in an electronic data room and multiple opportunities to meet with various members of the Management team  To date, one of the two parties (Hellman & Friedman) has submitted a written offer in the form of a definitive merger agreement  The H&F offer indicates a purchase price per share of $13.00, representing a 25.6% premium to Isis' closing share price of $10.35 on 8/31/10 Project ISIS / September 2010 2

Selected Terms of Hellman & Friedman’s Offer Proposal Summary (1) Consideration: $13.00 per share in cash Equity Value: $622.0 million(2) Enterprise Value: $563.6 million(2) Form of Consideration: 100% cash Proposed Financing: $155 million in committed financing (5 banks); $35 million revolver Closing Conditions: Customary closing conditions such as stockholder and HSR approvals Termination Fee: $25 million (approximately 4% of the implied Equity Value) Parent Termination Fee: $30 million Announcement Date: NA Expected Closing: December 2010 (1) Project ISIS / September 2010 Proposal received August 31, 2010 . (2) Based on market data as of August 31, 2010. Common shares outstanding as provided by Management on August 16, 2010; assumes exercise of options consistent with the treasury method. 3

Valuation At Various Prices ($Millions) Hellman Offer Transaction Premium Metrics 10.0% 15.0% 20.0% 25.6% 30.0% 35.0% 40.0% 45.0% Share Price on 8/31/10(1) $10.35 $ 11.39 $ 11.90 $ 12.42 $ 13.00 $ 13.46 $ 13.97 $ 14.49 $ 15.01 Fully Diluted Shares Outstanding(2) 47.7 47.8 47.8 47.8 47.9 47.9 47.9 47.9 Equity Value $ 543.6 $ 568.7 $ 593.9 $ 622.0 $ 644.1 $ 669.2 $ 694.3 $ 719.4 Less: Net Cash (3) (58.4) (58.4) (58.4) (58.4) (58.4) (58.4) (58.4) (58.4) Enterprise Value $ 485.2 $ 510.3 $ 535.5 $ 563.6 $ 585.7 $ 610.8 $ 635.9 $ 661.0 Implied Premium To: (4) 1 Month Average (%) $ 10.30 10.5% 15.5% 20.5% 26.2% 30.6% 35.6% 40.6% 45.6% 3 Month Average (%) $ 10.48 8.6% 13.5% 18.5% 24.0% 28.4% 33.3% 38.2% 43.2% 6 Month Average (%) $ 10.29 10.6% 15.7% 20.7% 26.3% 30.7% 35.8% 40.8% 45.8% 1 Year Average (%) $ 9.03 26.1% 31.8% 37.5% 43.9% 49.0% 54.7% 60.4% 66.2% Implied Multiples LTM Revenue (x) 4.5x 4.7x 5.0x 5.2x 5.5x 5.7x 5.9x 6.2x LTM EBITDA (x) 10.9x 11.4x 12.0x 12.6x 13.1x 13.7x 14.2x 14.8x 2010E Revenue (x) 4.2x 4.4x 4.7x 4.9x 5.1x 5.3x 5.5x 5.7x 2010E EBITDA (x) 10.2x 10.8x 11.3x 11.9x 12.4x 12.9x 13.4x 13.9x 2011E Revenue (x) 3.6x 3.7x 3.9x 4.1x 4.3x 4.5x 4.7x 4.8x 2011E EBITDA (x) 8.4x 8.8x 9.2x 9.7x 10.1x 10.5x 11.0x 11.4x Median of Select Public Company Comparables Multiple 2010E EBITDA (x) 7.2x 2011E EBITDA (x) 6.4x (1) Market data as of 8/31/2010. (2) Based on common shares outstanding as provided by Management on August 16, 2010. Assumes exercise of options consistent with the treasury method. (3) Balance sheet as of 6/30/2010. (4) Implied premium to average trading prices represent stated time period prior to market date. One month assumes 20 trading days. Project ISIS / September 2010 4

Transaction Overview

Implied Transaction Metrics And Relative Multiple Summary

($ Millions, except per share value)

Current Market Data	
Closing Share Price (8/31/10)	$10.35
1 Trading Day Prior (8/30/10)	$10.52
20 Trading Days Prior (8/4/10)	$10.83
20 Day VWAP	$10.35
Diluted Shares Outstanding [1]	47.7
Equity Market Value	**$493.4**
Plus: Total Debt [3]	$0.3
Less: Cash & Equivalents	($58.7)
Total Enterprise Value	**$435.1**

Implied Indication Metrics		Median Public Seller Premium [2]
Offer Price Per Share	$13.00	
Premium to 1-Day Prior Price	23.6%	28.6%
Premium to 20-Day Prior Price	20.0%	33.0%
20 Day VWAP	25.6%	
Diluted Shares Outstanding [1]	47.8	
Equity Market Value	**$622.0**	
Plus: Total Debt [3]	$0.3	
Less: Cash & Equivalents	($58.7)	
Total Enterprise Value	**$563.6**	

Current Market Multiples	Applicable Figure	Current Multiple
Total Enterprise Value / TTM Revenue	$107.5	4.0x
Total Enterprise Value / 2010E Revenue	$115.1	3.8x
Total Enterprise Value / 2011E Revenue	$136.7	3.2x
Total Enterprise Value / TTM EBITDA	$44.7	9.7x
Total Enterprise Value / 2010E EBITDA	$47.4	9.2x
Total Enterprise Value / 2011E EBITDA	$57.9	7.5x
TTM P/E [4]	$0.38	27.3x
2010E P/E [4]	$0.40	25.9x
2011E P/E [4]	$0.50	20.8x

Implied Proposed Transaction Multiples	Implied Transaction Multiples	Median Comparable Multiples		
		Internet Comparables	JEF Internet Index [5]	Precedent Transactions
Total Enterprise Value / TTM Revenue	5.2x	1.3x	1.7x	2.0x
Total Enterprise Value / 2010E Revenue	4.9x	1.2x	1.5x	-
Total Enterprise Value / 2011E Revenue	4.1x	1.1x	1.2x	-
Total Enterprise Value / TTM EBITDA	12.6x	7.2x	9.1x	10.8x
Total Enterprise Value / 2010E EBITDA	11.9x	7.2x	8.5x	-
Total Enterprise Value / 2011E EBITDA	9.7x	6.4x	6.9x	-
TTM P/E [4]	34.3x	18.2x	22.9x	-
2010E P/E [4]	32.5x	15.4x	24.0x	-
2011E P/E [4]	26.1x	14.4x	18.3x	-

Source: Management estimates.
(1) Based on common shares outstanding as provided by Management on August 16, 2010. Assumes exercise of options consistent with the treasury method.
(2) Median premiums of selected technology transactions since 1/1/2008.
(3) Total debt reflects capital lease obligations of $0.3 million.
(4) Net Income adjusted for stock based compensation expense.
(5) Source: Capital IQ. Jefferies Internet Index is comprised of a set of 53 publicly-traded companies in the digital media / internet market sector.

Project ISIS / September 2010
5
Jefferies

Project ISIS September 2010 / Isis Recent Trading History 6

Isis Historical Stock Price Performance (1)

Historical Daily Closing Share Price and Volume Performance From November 16, 2007 (IPO Date) to August 31, 2010

Summary Observations

- Isis completed an Initial Public Offering at $8.00 per share on November 16, 2007
- Isis's stock price rose approximately 146% from trough to peak; historical stock price high is $11.22 (May 17, 2010)

Current Share Price:	**$10.35**
Offer Price:	**$13.00**
Historical Median:	**$7.18**
Historical Average:	**$7.45**
Historical High:	**$11.22**
Historical Low:	**$4.57**



Share Price
Daily Volume (Thousands)
$15.00
$10.00
$5.00
$0.00
3,000
2,500
2,000
1,500
1,000
500
0
H&F Offer Price: $13.00
1
2
3
4
5
6
7
8
9
Nov-07
Feb-08
May-08
Aug-08
Nov-08
Feb-09
May-09
Aug-09
Nov-09
Feb-10
May-10
Aug-10

1. **11/16/2007:** Announces the pricing of its initial public offering of common stock at $8.00 per share on the NASDAQ
2. **12/21/2007:** Added to the Russell 2000 and 3000 Indices
3. **5/7/2008:** Joseph Rosenblum named CTO
4. **8/6/2008:** Expands Shopping and Careers verticals through the acquisition of 12 new websites
5. **8/29/2008:** Scott Friedman named CFO
6. **4/29/2009:** Reports Q1 EPS of $0.05, $0.01 better than the analyst estimate of $0.04
7. **7/30/2009:** Exceeds Q2 consensus EPS of $0.05
8. **2/18/2010:** Isis grows Health and Home verticals with seven acquisitions
9. **7/29/2010:** Reports Q2 EPS of $0.10, $0.03 better than the analyst estimate of $0.07

(1) Source: Capital IQ, Company public filings and press releases.

Project ISIS / September 2010

7

Jefferies

Isis Market Activity & LTM Trading Summary Market Snapshot Current $ 10.35 1-Year VWAP $ 9.00 20-Day VWAP $ 10.35 52-Week High Close $ 11.22 52-Week Low Close $ 6.91 ADTV 118.0 Market Perspective Stock’s 50-day moving average is well above its 200-day moving average Current share price reflects higher end of trading band over past 12 months Shares currently trading above LTM VWAP and roughly equal to the 50-day moving average of $10.47 LTM VWAP Analysis 35% Trading Range Cumulative VAP 120% 30.3% 100.0% 100.0% 30% 26.7% 100% 92.2% 25% 80% 18.8% 65.4% 20% 58.9% 60% 15% 50.7% 40% 10% 8.2% 7.8% Volume at Price (%) 6.6% 5% 20.4% 20% 1.5% 0.0% 0% 1.5% 0% Cumulative Volume at Price (%) $6.25 - $7.00 - $7.75 - $8.50 - $9.25 - $10.00 - $10.75 - $11.50 + $7.00 $7.75 $8.50 $9.25 $10.00 $10.75 $11.50 Price / Volume Price Volume $12.00 2,000 1,800 $10.00 1,600 1,400 $8.00 1,200 $6.00 1,000 800 $4.00 600 400 $2.00 200 $0.00 0 8/31/09 10/31/09 12/31/09 2/28/10 4/30/10 6/30/10 8/31/10 Volume Price 50 Day Average 200 Day Average Source: Capital IQ. Project ISIS / September 2010 8

Isis’ LTM EBITDA Multiple Is Near Its Highest Level Since Its IPO LTM EBITDA Multiple Performance from November 16, 2007 to August 31, 2010 LTM EBITDA Statistics Current (8/31/2010): 9.7x High: 10.7x Low: 4.3x Trading Average: 7.4x LTM EBITDA Multiple of Offer(1): 12.6x 14.0x 12.0x 10.0x 8.0x 6.0x 4.0x 2.0x 0.0x 11/16/2007 4/9/2008 9/1/2008 1/25/2009 6/19/2009 11/12/2009 4/6/2010 8/31/10 Offer TEV / EBITDA Source: Capital IQ. Historical data points conservatively include stock-based compensation as an expense (reduction to EBITDA). (1) Offer price of $13.00 per share. Project ISIS / September 2010 9

Isis Relative Trading Performance (August 31, 2009 – August 31, 2010) Isis Compared With Broader Indices Index Performance (1) Isis 42.0% JEF Internet Index (2) 10.8% NASDAQ 6.2% Select Public Company Index (3) (3.4%) 180% 160% 140% 120% 100% 80% 60% 8/31/2009 10/20/2009 12/9/2009 1/28/2010 3/19/2010 5/8/2010 6/27/2010 8/16/2010 ISIS NASDAQ Selected Comparables Index JEF Internet Index (1) Source: Capital IQ. (2) Jefferies Internet Index is comprised of a set of 53 publicly-traded companies in the digital media / internet market sector. (3) Selected Public Company Comparables Index includes GOOG, AOL, ANSW, YHOO, TZOO, TTGT, QNST, and KNOT. Project ISIS / September 2010 10

Current Shareholder Base [1]

Investor Name	Holdings (Class A Shares)	Holdings (Class B Shares)	Voting
Idealab Holdings LLC	5,766,797	3,025,000	66,266,797
Polaris Venture Partners	4,474,799		4,474,799
Robert N Brisco	3,597,135		3,597,135
Capital World Investors	3,272,895		3,272,895
Dimensional Fund	2,254,319		2,254,319
Redpoint Ventures	2,072,379		2,072,379
Blackrock Global	1,332,887		1,332,887
Capital Research	1,271,308		1,271,308
Special Situations	1,194,041		1,194,041
RS Investment Management	1,176,052		1,176,052
Vanguard Group	1,113,533		1,113,533
Northern Trust	693,745		693,745
Shannon River	654,633		654,633
AP Capital Holdings II LLC	650,000		650,000
Century Capital Management	642,386		642,386
State Street Global Advisors	602,592		602,592
Pyramis Global Advisors	529,129		529,129
Crosslink Capital	491,800		491,800
B Lynn Walsh Trust	483,842		483,842
Allianz Global Investors	340,900		340,900
Other Investors Under 340,000 Shares	5,634,456		5,634,456
Unidentified Shareholders	5,013,554		5,013,554
Total	**43,263,182**	**3,025,000**	**103,763,182**

Shareholder Base Analysis

Investor Voting Breakdown



Other 21.0%
Redpoint Ventures 2.0%
Dimensional Fund 2.2%
Capital World Investors 3.2%
Robert Brisco 3.5%
Polaris Venture Partners 4.3%
Idealab Holdings 63.9%

Insider vs. Non-Insider Voting Breakdown



Other 31.1%
Non-Management Affilities 0.3%
Management 4.6%
Idealab Holdings 63.9%

(1) Source: Management data as of August 16, 2010.

Project ISIS / September 2010

11

Jefferies

Valuation Analysis Project ISIS / September 2010 12

Isis Historical and Projected Income Statement

Consolidated Income Statement: FY ending December 31

($ Millions)

Consolidated Income Statement	CY2009A	CY2010E	CY2011P	CY2012P	CY2013P	CY2014P	CY2015P	2011-2015 CAGR
Consumer Internet	$ 66.2	$ 79.3	$ 97.7	$ 117.3	$ 137.3	$ 157.7	$ 179.1	*16.4%*
Licensing	33.6	35.7	39.0	41.6	44.4	47.6	51.1	*7.0%*
Total Revenue	**$ 99.8**	**$ 115.1**	**$ 136.7**	**$ 158.9**	**$ 181.7**	**$ 205.3**	**$ 230.1**	***13.9%***
% Growth		*15.3%*	*18.8%*	*16.3%*	*14.3%*	*13.0%*	*12.1%*	
Cost of Revenue	18.8	20.7	22.6	23.9	25.1	26.4	27.7	
Gross Profit	**$ 81.0**	**$ 94.3**	**$ 114.0**	**$ 135.0**	**$ 156.5**	**$ 178.9**	**$ 202.4**	***15.4%***
Gross Margin	*81.2%*	*82.0%*	*83.4%*	*85.0%*	*86.2%*	*87.1%*	*88.0%*	
Operating Expenses	60.7	70.1	80.0	89.0	100.6	112.8	125.8	
Operating Income	**$ 20.2**	**$ 24.2**	**$ 34.1**	**$ 46.1**	**$ 56.0**	**$ 66.1**	**$ 76.6**	***22.5%***
Operating Margin	*20.3%*	*21.1%*	*24.9%*	*29.0%*	*30.8%*	*32.2%*	*33.3%*	
Other Income / (Expense)	(0.3)	2.8	0.3	0.3	0.3	0.4	0.4	
Pre-Tax Income	19.9	27.1	34.3	46.4	56.3	66.5	77.0	
Taxes (1)	7.5	11.0	13.9	18.8	22.8	26.9	31.2	
Net Income	**$ 12.4**	**$ 16.1**	**$ 20.4**	**$ 27.6**	**$ 33.5**	**$ 39.6**	**$ 45.8**	***22.4%***
Net Margin	*12.4%*	*14.0%*	*15.0%*	*17.4%*	*18.4%*	*19.3%*	*19.9%*	
Adjusted EBITDA (2)	**$ 40.1**	**$ 47.4**	**$ 57.9**	**$ 69.9**	**$ 81.6**	**$ 92.8**	**$ 104.6**	***15.9%***
Adjusted EBITDA Margin	*40.2%*	*41.2%*	*42.4%*	*44.0%*	*44.9%*	*45.2%*	*45.4%*	
Capital Expenditures	**$ 34.1**	**$ 13.4**	**$ 15.0**	**$ 16.6**	**$ 18.1**	**$ 19.6**	**$ 21.2**	
Free Cash Flow (3)	**$ 6.0**	**$ 34.0**	**$ 42.9**	**$ 53.3**	**$ 63.5**	**$ 73.1**	**$ 83.4**	***18.1%***
Future Acquisitions	-	30.0	30.0	30.0	30.0	30.0	30.0	
Free Cash Flow After Acquisitions	**$ 6.0**	**$ 4.0**	**$ 12.9**	**$ 23.3**	**$ 33.5**	**$ 43.1**	**$ 53.4**	***42.7%***

Source: Figures shown from Isis management estimates and historical company filings.
(1) Assumed Company guided tax rate of 40.5%.
(2) EBITDA adjusted for stock based compensation expense.
(3) Free Cash Flow (FCF) defined as EBITDA less capital expenditures.

Project ISIS / September 2010

13

Jefferies

Management Long-term Plan Vs. Street Research(1) ($ Millions, except per share figures) Stock Rev. Estimates EPS Estimates Source of Price 12 Mo. Date Projections(1) 8/31/10 Opinion Target FY2010 FY2011 FY2010 FY2011 7/30/2010 Canaccord Genuity Buy $12.50 $114 $124 $0.32 $0.36 7/30/2010 Gleacher & Company Buy $14.00 $114 $125 $0.32 $0.36 8/2/2010 Imperial Capital $10.35 Outperform NA $115 $131 $0.39 $0.48 7/30/2010 Jefferies & Company Buy $12.00 $115 $136 $0.31 $0.44 7/30/2010 Needham & Company Buy $12.00 $115 $128 $0.43 $0.45 Median $115 $128 $0.32 $0.44 Management(2) NA NA $115 $137 $0.34 $0.43 Management, Adjusted(2,3) NA NA $115 $137 $0.40 $0.50 (1) Source: Select analyst research. (2) Figures shown from management estimates and historical company filings. (3) EPS estimates adjusted for stock based compensation expense. Project ISIS / September 2010 14

Comparable Company Analysis

($Millions)

Operating Metrics

CY2010E Revenue Growth


Median(1) = 9.0%
19.7%
GOOG
15.9%
TZOO
15.3%
ISIS
14.6%
QNST
12.1%
JEF Internet Index
11.1%
TTGT
7.0%
KNOT
2.1%
YHOO
(2.2)%
ANSW
(26.7)%
AOL

CY2011E Revenue Growth


Median(1) = 7.7%
18.8%
ISIS
15.4%
GOOG
12.1%
TTGT
12.1%
JEF Internet Index
8.2%
TZOO
8.1%
KNOT
7.3%
QNST
3.6%
YHOO
(1.3)%
ANSW
(14.3)%
AOL

CY2010E EBITDA Margin


Median(1) = 23.5%
45.2%
GOOG
41.2%
ISIS
30.6%
AOL
27.4%
ANSW
25.6%
YHOO
21.3%
QNST
20.9%
TTGT
20.6%
JEF Internet Index
19.1%
TZOO
11.0%
KNOT

CY2011E EBITDA Margin


Median(1) = 24.5%
46.6%
GOOG
42.4%
ISIS
26.9%
ANSW
26.8%
YHOO
25.7%
AOL
23.3%
TTGT
21.4%
QNST
20.9%
JEF Internet Index
17.4%
TZOO
10.8%
KNOT

Valuation Metrics

CY2010E Revenue Multiples


Median(1) = 1.2x
4.4x
GOOG
3.8x
ISIS
2.5x
TZOO
2.1x
YHOO
1.5x
JEF Internet Index
1.3x
TTGT
1.2x
QNST
1.1x
KNOT
0.9x
ANSW
0.9x
AOL

CY2011E Revenue Multiples


Median(1) = 1.1x
3.8x
GOOG
3.2x
ISIS
2.3x
TZOO
2.1x
YHOO
1.2x
JEF Internet Index
1.1x
TTGT
1.1x
QNST
1.0x
KNOT
1.0x
AOL
0.9x
ANSW

CY2010E EBITDA Multiples


Median(1) = 7.2x
13.0x
TZOO
10.0x
KNOT
9.8x
GOOG
9.2x
ISIS
8.5x
JEF Internet Index
8.3x
YHOO
6.0x
TTGT
5.5x
QNST
3.2x
ANSW
2.8x
AOL

CY2011E EBITDA Multiples


Median(1) = 6.4x
13.2x
TZOO
9.5x
KNOT
8.2x
GOOG
7.7x
YHOO
7.5x
ISIS
6.9x
JEF Internet Index
5.1x
QNST
TTGT
3.9x
AOL
3.3x
ANSW

Note: As of 8/31/2010. Isis preliminary projections from Isis management and include acquisitions. Comparable projections from selected analyst reports. EBITDA and EPS estimates adjusted for stock-based comp. and non-recurring items.
(1) Median does not include Isis or Jefferies Internet Index. Jefferies Internet Index is comprised of a set of 53 publicly-traded companies in the digital media / internet market sector.

Project ISIS / September 2010 15

Jefferies

Appendix Project ISIS / September 2010 16

Additional Valuation Materials Project ISIS / September 2010 17

Comparable Company Analysis

Operating Metrics

($ Millions)

Company [1][2]	Revenue TTM	Revenue FY2010	Revenue FY2011	'10-'11 Rev. Growth	Gross Margin TTM	Gross Margin FY2010	Gross Margin FY2011	EBITDA Margin TTM	EBITDA Margin FY2010	EBITDA Margin FY2011	Net Margin TTM	Net Margin FY2010	Net Margin FY2011
Google Inc.	$26,214	$28,315	$32,672	15.4%	63.3%	64.0%	63.5%	46.6%	45.2%	46.6%	25.8%	32.1%	33.2%
Yahoo! Inc.	$6,506	$6,595	$6,830	3.6%	56.3%	57.2%	57.2%	22.8%	25.6%	26.8%	16.0%	18.0%	18.2%
AOL, Inc.	$2,850	$2,388	$2,047	(14.3%)	42.0%	55.5%	52.9%	37.9%	30.6%	25.7%	15.6%	12.3%	8.9%
QuinStreet, Inc.	$335	$384	$412	7.3%	29.0%	27.7%	27.5%	21.3%	21.3%	21.4%	11.9%	12.0%	12.3%
Travelzoo Inc.	$104	$109	$118	8.2%	94.0%	94.1%	94.0%	18.8%	19.1%	17.4%	8.4%	8.7%	9.3%
The Knot, Inc.	$111	$114	$123	8.1%	78.9%	78.6%	77.8%	15.3%	11.0%	10.8%	11.2%	4.7%	5.2%
TechTarget, Inc.	$92	$96	$108	12.1%	75.1%	75.9%	75.4%	18.7%	20.9%	23.3%	10.5%	11.2%	12.6%
Answers Corporation	$22	$20	$20	(1.3%)	79.9%	78.9%	79.2%	33.6%	27.4%	26.9%	25.0%	33.2%	17.6%
75th Percentile	$3,764	$3,439	$3,243	9.2%	79.2%	78.7%	78.2%	34.7%	28.2%	26.8%	18.2%	21.5%	17.8%
Median	**$223**	**$249**	**$267**	**7.7%**	**69.2%**	**69.9%**	**69.5%**	**22.0%**	**23.5%**	**24.5%**	**13.7%**	**12.2%**	**12.4%**
25th Percentile	$101	$106	$115	2.3%	52.8%	56.8%	56.1%	18.8%	20.4%	20.4%	11.0%	10.6%	9.2%
Isis[3]	**$107**	**$115**	**$137**	**18.8%**	**81.7%**	**82.0%**	**83.4%**	**41.6%**	**41.2%**	**42.4%**	**16.6%**	**16.6%**	**17.3%**

(1) Valuation information calculated using the closing price on 8/31/2010. Projected financials from selected analyst reports. Trailing Twelve Months (TTM) represents the twelve months ending June 30, 2010.
(2) Not Available (NA) when relevant or projected figure is not publicly available.
(3) Figures shown represent Management's estimates. Net Income adjusted for stock based compensation.

Project ISIS / September 2010

18

Jefferies

Comparable Company Analysis

Valuation Metrics

($ Millions)

Company [1][2][3]	% of 52 Week High	EMC	Net Cash	TEV[4]	TEV / Revenue TTM	TEV / Revenue 2010	TEV / Revenue 2011	TEV / EBITDA TTM	TEV / EBITDA 2010	TEV / EBITDA 2011	P / E TTM	P / E 2010	P / E 2011
Google Inc.	71.5%	$155,486	$30,436	$125,050	4.8x	4.4x	3.8x	10.2x	9.8x	8.2x	21.4x	16.1x	14.1x
Yahoo! Inc.	68.6%	$17,675	$3,629	$14,046	2.2x	2.1x	2.1x	9.5x	8.3x	7.7x	17.9x	15.4x	13.1x
AOL, Inc.	75.4%	$2,366	$323	$2,044	0.7x	0.9x	1.0x	1.9x	2.8x	3.9x	5.3x	9.5x	13.2x
QuinStreet, Inc.	58.8%	$512	$62	$450	1.3x	1.2x	1.1x	6.3x	5.5x	5.1x	12.2x	11.6x	10.5x
Travelzoo Inc.	86.9%	$302	$32	$270	2.6x	2.5x	2.3x	13.8x	13.0x	13.2x	34.4x	31.5x	28.1x
The Knot, Inc.	59.0%	$250	$124	$126	1.1x	1.1x	1.0x	7.4x	10.0x	9.5x	18.4x	NM	37.0x
TechTarget, Inc.	64.0%	$199	$78	$121	1.3x	1.3x	1.1x	7.0x	6.0x	4.8x	19.1x	18.3x	14.8x
Answers Corporation	45.2%	$40	$22	$18	0.8x	0.9x	0.9x	2.4x	3.2x	3.3x	7.7x	8.3x	16.3x
75th Percentile		$6,194	$1,149	$5,044	2.3x	2.2x	2.1x	9.7x	9.8x	8.5x	19.6x	17.2x	19.3x
Median		**$407**	**$101**	**$360**	**1.3x**	**1.2x**	**1.1x**	**7.2x**	**7.2x**	**6.4x**	**18.2x**	**15.4x**	**14.4x**
25th Percentile		$238	$55	$125	1.1x	1.0x	1.0x	5.3x	4.9x	4.6x	11.0x	10.5x	13.2x
Isis[3]	**90.0%**	**$493**	**$58**	**$435**	**4.0x**	**3.8x**	**3.2x**	**9.7x**	**9.2x**	**7.5x**	**27.3x**	**25.9x**	**20.8x**

(1) Valuation information calculated using the closing price on 8/31/2010. Projected financials from selected analyst reports. Trailing Twelve Months (TTM) represents the twelve months ending June 30, 2010.
(2) Not Available (NA) when relevant or projected figure is not publicly available; NM is not meaningful (NM).
(3) Figures shown represent Management's estimates. Net Income adjusted for stock based compensation.
(4) Total Enterprise Value (TEV) defined as equity market capitalization plus debt less cash and cash equivalents.

Project ISIS / September 2010

19

Jefferies

Public Premiums

Selected Public Technology Transactions since 1/1/2008 with Equity Consideration between $500 million and $1 billion

				Premium Paid (%)	
Announce Date	Buyer	Seller	Seller Description	1 Day Prior	20 Days Prior
6/3/2010	Thoma Bravo	SonicWALL Inc	Designs and manufactures network security, content security, and business continuity solutions	27.9%	19.8%
5/7/2010	CGI Group Inc	Stanley Inc	Provides systems integration and professional services to the US federal government offering solutions	29.3%	22.6%
4/28/2010	Hewlett-Packard Co	Palm Inc	Manufactures and wholesales palm-sized computing devices	23.1%	51.6%
4/16/2010	Oracle Corp	Phase Forward Inc	Provides integrated clinical research suite of enterprise-level software products, services, and hosted solutions	30.0%	31.9%
12/18/2009	SAC Capital LLC and GSO Capital Partners LP	Airvana Inc	Provides network infrastructure products that are used by wireless operators to provide mobile broadband services	22.6%	22.4%
7/22/2009	Apax Partners Worldwide	Bankrate Inc	Provides online financial information and web hosting services	15.8%	18.3%
6/4/2009	Intel Corp	Wind River Systems Inc	Provides software optimization services	43.8%	56.9%
2/10/2009	Live Nation Entertainment	Ticketmaster Entertainment	Provides ecommerce retail services for ticket sales, ticket resale services, marketing and distribution	8.5%	(4.3%)
1/22/2009	Autonomy Corp PLC	Interwoven Inc	Develops Internet-based content management software, including collaborative document management, e-mail management, and Web content management	36.8%	41.2%
1/8/2009	TD Ameritrade Inc	Thinkorswim Group Inc	Provides investor education, brokerage and related financial services to self-directed investors	54.1%	44.1%
3/31/2008	ANSYS Inc	Ansoft Corp	Develops electronic design automation software thereby streamlining the performance of electronic products, including cellular phones and Internet-access devices	39.3%	34.2%
3/17/2008	BMC Software Inc	BladeLogic Inc	Develops data center automation software enabling the linkage of people, management tasks, and configuration data to optimize IT infrastructure	18.6%	60.9%

75th Percentile	37.4%	46.0%
Median	**28.6%**	**33.0%**
25th Percentile	21.6%	21.7%

Project ISIS / September 2010

20

Jefferies

Premiums Paid Analysis Selected Public Technology Transactions on U.S. Exchanges Between $500 Million and $1 Billion In Equity Value Since January 1, 2008 1 Day Prior To Announcement Premium Number of Transactions 75th Percentile 37.4% Median 28.6% 8 25th Percentile 21.6% 6 6 5 4 2 1 0 0 0 < 0% 0% - 25% 25% - 50% 50% - 75% >75% 20 Days Prior To Announcement Premium Number Of Transactions 75thPercentile 46.0% Median 33.0% 5 25thPercentile 21.7% 4 4 4 3 3 2 1 1 0 0 < 0% 0% - 25% 25% - 50% 50% - 75% >75% Project ISIS / September 2010 21

Precedent Transaction Analysis

Select Digital Media Transactions Announced Since June 30, 2008

($ Millions)

Announce Date	Buyer	Seller	Adjusted Price [1]	Adjusted Price/ Revenue [2]	Adjusted Price/ EBITDA [2]
6/28/2010	Bankrate, Inc.	NetQuote, Inc.	$205.0	Conf.	Conf.
6/28/2010	Bankrate, Inc.	Creditcards.com	145.0	Conf.	Conf.
5/20/2010	Rakuten USA, Inc.	Buy.com, Inc.	250.0	4.0x	NA
3/8/2010	CCMP Capital Advisors	infoGROUP, Inc.	643.2	1.3x	6.8x
10/27/2009	GSI Commerce Inc.	Retail Convergence, Inc. [3]	176.9	1.4x	NM
8/9/2009	Publicis Groupe SA	Razorfish	545.1	1.4x	14.2x
7/22/2009	Apax Partners Worldwide, LLP	Bankrate, Inc.	495.5	3.2x	9.6x
9/15/2008	Best Buy Co., Inc.	Napster, Inc.	66.7	0.5x	NM
8/29/2008	Microsoft Corp.	Greenfield Online, Inc.	421.5	3.1x	10.4x
75th Percentile			$495.5	3.2x	13.1x
Median			**$250.0**	**2.0x**	**10.8x**
25th Percentile			$176.9	1.4x	9.8x

(1) Prices paid have been adjusted for cash and debt on the seller's balance sheet at the time of acquisition if known.
(2) Seller financials refer to the most recent trailing twelve months available prior to or in conjunction with transaction announce.
(3) Retail Convergence transaction excludes the potential earn-out of $170 million payable. Inclusion of the earn-out results in an Adjusted Revenue multiple of 2.8x; Adjusted EBITDA multiple is NM.

Project ISIS / September 2010 22

Jefferies

Precedent Transaction Analysis (With Financial Sponsors)

Select Software & Digital Media Transactions By Financial Sponsors Announced Since January 1, 2009

($ Millions)

Announce Date	Buyer	Seller	Adjusted Price [1]	Adjusted Price/ Revenue[2]	Adjusted Price/ EBITDA[2]
6/2/2010	Thoma Bravo	SonicWALL, Inc.	$496.2	2.4x	12.5x
5/17/2010	Vision Solutions, Inc.	Double-Take Software	150.9	1.8x	8.2x
5/3/2010	Apax Partners	Sophos	830.0	3.2x	NA
3/8/2010	CCMP Capital Advisors	infoGROUP, Inc.	643.2	1.3x	6.8x
2/11/2010	Advent; Bain Capital, Berkshire Partners	SkillSoft plc	1,078.3	3.4x	8.8x
12/8/2009	Francisco Partners	QuadraMed Corp	104.9	0.7x	6.7x
7/22/2009	Apax Partners Worldwide, LLP	Bankrate, Inc.	495.5	3.2x	9.6x
7/7/2009	Symphony Technology, Elliott Associates	MSC.Software Corporation	211.4	0.9x	6.5x
6/12/2009	Golden Gate & Infor	SoftBrands, Inc.	84.0	0.8x	5.7x
4/13/2009	Thoma Cressey Bravo	Entrust Inc.	87.1	0.9x	9.7x
4/6/2009	Vista Equity Partners	SumTotal Systems	56.7	0.5x	7.6x
1/12/2009	Vector Capital	Aladdin Knowledge Systems	154.3	1.3x	11.1x
75th Percentile			$532.9	2.6x	9.6x
Median			**$182.8**	**1.3x**	**8.2x**
25th Percentile			$100.4	0.9x	6.7x

(1) Prices paid have been adjusted for cash and debt on the seller's balance sheet at the time of acquisition if known.
(2) Seller financials refer to the most recent trailing twelve months available prior to or in conjunction with transaction announce.

Project ISIS / September 2010

23

Jefferies

Comparable Public Company Descriptions Company Description AOL AOL Inc. operates as a Web services company that offers a suite of brands and offerings for the worldwide audience. Its business spans online content, products, and services for consumers, publishers, and advertisers. The company produces digital content and sells display advertising. AOL Inc. operates approximately 80 branded and content sites. The company also provides various consumer applications comprising communications products and services, such as mail, instant messaging, and a suite of mobile offerings. In addition, AOL Inc. operates an advertising network in the United States, which focuses on building content for its consumers, as well as on providing products and services for its advertising and publishing partners. Answers Corporation Answers Corporation provides answer-based search services to users primarily through its Web site, Answers.com. The Answers.com Web site is a questions and answers site, which comprises WikiAnswers and ReferenceAnswers platforms to cater online consumers to locate answers to their questions. WikiAnswers is a community-generated social knowledge Q&A platform that is available in various languages, such as English, French, Italian, German, and Spanish, where people ask questions and the community answers them. Google Google Inc., a technology company, maintains index of Web sites and other online content for users, advertisers, Google network members, and other content providers. It helps users to obtain instant access to relevant information from its online index. Its products and services include Google.com for search and personalization, which provides a wide platform for webstie search tools.  The company’s products also comprise Google Docs, Gmail, Google for Groups, and YouTube. In addition, it offers Google Chrome, Google Chrome OS and Android, a mobile software platform. The Knot The Knot, Inc. provides multiplatform media services to the wedding, newlywed, and pregnancy markets in the United States. The company provides online and offline services through various media, such as magazines, books, syndication, television, Web sites, and social media under the brand names of The Knot, The Nest, and The Bump. Its online services include the operation of Web sites that offer various services, including relevant lifestage content, personal wedding Web sites, local resource listings, active membership and community participation, user-generated content, one-stop registry shopping service, online stores, and Web site network and sister sites. QuinStreet QuinStreet, Inc. provides online direct marketing and media services. The company offers online messaging, email broadcasting, search engine marketing, and brand management services. It caters to education, financial services, healthcare, advertising, and tourism sectors. Quin Street, Inc. also operates web portal which offers comprehensive consumer information service and companion insurance brokerage service to self-directed insurance shoppers. TechTarget TechTarget, Inc. provides specialized online content that brings together buyers and sellers of corporate information technology (IT) products. The company sells customized marketing programs that enable IT vendors to reach corporate IT decision makers who are researching specific IT purchases. It operates a network of approximately 60 Web sites, which focus on a specific IT sector, such as storage, security, or networking. The company’s online offerings include in-person events and specialized IT magazines, which enable advertisers to engage buyers in their decision-making process for IT purchases. Travelzoo Travelzoo Inc., an Internet media company, publishes travel and entertainment offers from various travel and entertainment companies in North America and Europe. The company’s publications Travelzoo Web sites, the Travelzoo and products Top 20 e-mail newsletter, and the Newsflash e- include the mail alert service. It also offers the SuperSearch pay-per-click travel search tool; and the Travelzoo Network, a network of third-party Web sites that list deals published by Travelzoo. In addition, the company operates Fly.com, a travel search engine that allows users to find the best prices on flights from various airlines and online travel agencies. Its products provide advertising opportunities for airlines, hotels, cruise lines, vacation packagers, and other travel and entertainment companies. Yahoo! Yahoo! Inc. provides online properties and services to users; and marketing services to advertisers worldwide. Its integrated consumer experiences offerings include the Yahoo! Home Page, My Yahoo!, and Connected TV over the Web, mobile, or TV. Communications offerings comprise Yahoo! Mail and Yahoo! Messenger, which provide a range of communication services to users and small businesses across various devices and broadband Internet access partners. The company also offers media products and solutions comprising online media properties. In addition, the company provides a range of tools for online display advertising, including rich media, video, and targeting. Source: CapitalIQ. Project ISIS / September 2010 24